UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

SUPATCHA RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-153293	98-0593835
(State or other jurisdiction of	(Commission File Number)	(IRS Employee Identification No.)
incorporation or organization)

80 s. Court Street
Thunder Bay, Ontario Canada	P7B 2X4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (807) 944-2644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Due to issues related to a recent management change and the subsequent transition of corporate records, On February 2, 2010, Steve Talley, President, Chief Executive Officer and Director of Supatcha Resources, Inc., (the “Company”), concluded that the previously issued interim financial statements for the periods ended November 30, 2009 should no longer be relied upon because of (i) the Form 10-Q was filed without the review of the Company’s independent auditor; (ii) Failure to record certain accounts payable and expenses; (iii) failure to record in kind contribution for services of the Company’s officers; (iv) failure to disclose material subsequent events (loans by officers to the Company for expenses).

On February 2, 2010, the Company’s independent auditor Webb & Company, P.A. Certified Public Accountants completed its review of the Company’s interim financial statements for the periods ended November 30, 2009 and agreed with management that the financial statements should no longer be relied upon for the reasons stated above. Webb & Company, P.A. advised the Company that the non-reliance of the financials for the interim period ended November 30, 2009 should be disclosed and informed the Company that interim financials must reviewed by the Company’s independent auditor in the future. Webb & Company, P.A is currently finalizing its review of the amended interim financial statements for the periods ended November 30, 2009 to provide its consent for the forthcoming filing of the Company’s amended 10-Q.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

7.1	Letter from Webb & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPATCHA RESOURCES, INC.

Date: February 3, 2010	By:	/s/ Steve Talley
Steve Talley
President, Chief Executive Officer and Director